CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is entered into this 28th day of March, 2003, by and between Lazarus Industries, Inc. ("Lazarus" or the "Company"), a corporation with its headquarters in Salt Lake City, Utah, American Dairy Holdings, Inc., a Delaware corporation ("American Dairy") and Danbury Properties, L.L.C., a Utah limited liability company (hereinafter referred to as "Consultant").

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, the adequacy of which is hereby acknowledged, it is hereby agreed as follows:

     1. The Company has entered into a Stock Exchange Agreement (the "Exchange Agreement") with American Dairy and its shareholders, under the terms of which the Company has agreed to acquire all of the issued and outstanding shares of American Dairy, in exchange for the issuance of a controlling interest in the Company. It is anticipated that this transaction will close in February or March, 2003.

     2. The Company and American Dairy hereby appoint and engage Consultant, and Consultant accepts such appointment, upon the terms and conditions set forth herein.

     3. Consultant's appointment hereunder shall commence on the date of closing of the Exchange Agreement, and shall continue thereafter for one full year.

     4. During the period of Consultant's engagement hereunder, Consultant shall provide to the Company and American Dairy consulting services in the areas of financial and management planning, financing assistance and capital formation. Consultant agrees to use its best efforts to assist Client in providing the following:

            (a) Assistance in structuring of debt and equity financings of the Company;

            (b) Development of public relations and broker relations program(s), and communications with brokerage community and shareholder community regarding business of the Company and American Dairy;

            (c) Assistance and advice in various securities matters, including secondary trading issues, broker-dealer compliance and other matters; consultation regarding SEC and state regulatory filings, application for Nasdaq or other listings and other securities matters; and

            (d) Consultation in connection with acquisition or development opportunities; and

            (e) Other corporate and financing matters and advisory and consulting services as may arise and be requested from time to time.

     Consultant agrees to provide such services with diligence and in good faith to the best of its abilities. The Company and American Dairy recognize and acknowledge, however, that Consultant has numerous other business endeavors in which he is engaged, and that Consultant's commitment herein is limited in time and scope.

     5. As compensation for its services, the Company and American Dairy agree to compensate Consultant as follows:

          (a)  the sum of $60,000 in cash;

          (b) the issuance of a total of 240,000 (post-split) shares of restricted common stock of the Company, after giving effect to the reverse split contemplated in the Exchange Agreement.

     6. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or any registration statement on Form S-8, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms), which does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities, the Company will:

          (a) give to Consultant or its assignees written notice thereof as soon as practicable prior to filing the registration statement; and

          (b) include in such registration and in any underwriting involved therein, all or any securities issued above specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company. If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Consultant or its assignees as a part of the written notice given pursuant to subsection 6(a). In such event, the right of Consultant or its assignees to registration pursuant to Section 6 shall be conditioned upon such Consultant's participation in such underwriting and the inclusion of such Consultant's securities in the underwriting to the extent provided herein.

     7. In addition to the compensation set forth in paragraph 5 above, the Company and American Dairy agree that they will cover all expenses reasonably incurred by Consultant in the course of providing consulting services requested by the Company and American Dairy under the terms of this Agreement, provided that any single expense in excess of $500, or any aggregate expense in excess of $1,000 in any quarter, shall be approved by the Company in advance in writing.

     8. Consultant is retained and engaged by the Company and American Dairy for the purposes and to the extent set forth in this Agreement, and its relation to the Company and American Dairy shall, during the term hereof, or
any extension of such term, be that of an independent contractor.   It shall
be free to dispose of such portion of its entire time, energy, skill and attention during regular business hours as it is not required to devote to the Company and American Dairy hereunder in such manner as it sees fit.
Consultant shall not be considered under this provisions of this Agreement or otherwise as being an employee of the Company and American Dairy.

     9. The owners of Consultant, Jack Gertino and James C. Lewis, hold options to purchase a total of 200,000 (pre-split) shares of common stock of the Company. In consideration of the payment by the Company of the sum of $12,000, Consultant will cause such individuals to return such options to the Company for cancellation, and such individuals consent to this paragraph of the Agreement.

     10. The Company shall supply and deliver to Consultant all information as may be reasonably requested by Consultant to enable Consultant to undertake the efforts contemplated by this Agreement, and to make an investigation of the Client and its business prospects. The Company shall make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

     11. Consultant agrees that it will at all times, to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that is efforts will have any impact on the Clients' business or that any subsequent financial improvement will result from Consultants' efforts.

     12. Consultant is not a law firm; neither is it an accounting firm. Consultant does, however, retain professionals in those capacities to better enable Consultant to provide consulting services. Client represents that they have not nor will they construe any of the Consultants' representations to be statements of law. Client has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client.

     13. The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

     14. In the event either party engages an attorney to enforce this Agreement or to obtain relief from any default hereunder, the non-prevailing party shall reimburse the prevailing party for all legal and other costs incurred in connection therewith.

     15. If Consultant dies during the term of this Agreement, the Company and American Dairy shall have not further obligation under this Agreement.

     16. Consultant agrees that during the term of this Agreement, or extension thereto, Consultant will not, directly or indirectly, disclose to any person not authorized by the Company and American Dairy to receive or use such information, any of the Company and/or American Dairy's confidential and proprietary data, information or techniques, or give to any person not authorized by the Company and/or American Dairy to receive it any information that is not generally known to anyone other than the Company and American Dairy or its agents, or that is designated by the Company and American Dairy as "limited," "confidential," or otherwise marked to indicate its confidential nature.

     17. This Agreement may not be assigned by either party without the prior written consent of the other party.

     18. This Agreement is the only agreement or understanding between the parties hereto with respect to the advice and consulting services to be provided by Consultant to the Company and American Dairy. All negotiations, commitments, and understandings of both parties have been incorporated herein. This Agreement cannot be modified except by a written document signed by a party to be charged therewith.

     19. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Utah.

     20. If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of the Agreement.


     21. No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.


                   [Signature page to follow.]



DATED the day and year first above-written.

                              LAZARUS INDUSTRIES, INC.



                              By     /s/ Jack M. Gertino
                              Its:   President


                              AMERICAN DAIRY HOLDINGS, INC.



                              By     /s/ Leng You-Bin
                              Its:   President




                              DANBURY PROPERTIES, LLC



                              By     /s/ Jack M. Gertino
                              Its:   Managing Member


                             CONSENT


     The undersigned hereby consent to paragraph 9 above.



                              /s/ James C. Lewis
                              James C. Lewis



                              /s/ Jack M. Gertino
                              Jack M. Gertino